UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PUSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report: October 31, 2005
DIAMONDHEAD CASINO CORPORATION
DELAWARE
COMMISSION FILE NUMBER: 0-17529
IRS EMPLOYER IDENTIFICATION NO. 59-2935476
150-153RD Avenue Suite 201
Madeira Beach, Florida 33708
(727) 393-2885
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act.
☐ Soliciting material pursuant to Rule 14a- 12 under the Securities Act.
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act.
☐ Pre-commencement communications pursuant to Rule 14e-4(c) under the Exchange Act.

ITEM 5.02. DEPARTURE OF DIRECTOR
On October 31, 2005, Dr. Arnold Sussman tendered his resignation from the Board of Directors of Diamondhead Casino Corporation. In his letter of resignation, Dr. Sussman cited health-related matters as the sole reason for his decision. Dr. Sussman had been a Director of the Company since July 25, 2002 and also served as a member of the Board of Director’s Compensation Committee.

SIGNATURE
Pursuant to the requirement of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
DIAMONDHEAD CASINO CORPORATION
By: /s/ Deborah A. Vitale
      Deborah A. Vitale
      President and Chairman of the Board
Dated: November 2, 2005